Exhibit 99.1

PHOENIX ENERGY ONE, LLC

SUBSCRIPTION AGREEMENT INSTRUCTION PAGE

Phoenix Energy One, LLC (“we,” “our,” “us,” or the “Company”) is offering on a continuous basis up to $750,000,000 in aggregate principal of its Fixed Rate Senior Subordinated Notes (the “Notes”) pursuant to a Registration Statement on Form S-1 (File No. 333-282862), including the related prospectus, dated as of [ • ], 2025 (as it may be amended and supplemented from time to time, the “Prospectus”). A copy of the Prospectus can be obtained from our filings with the U.S. Securities and Exchange Commission (the “SEC”) via the EDGAR system at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&filenum=333-282862. Capitalized terms used but not defined herein will have the meanings assigned to them in the Prospectus.

The Notes will be sold in registered form in minimum denominations of $1,000. The initial minimum investment amount per holder will be $5,000 (the “Minimum Purchase Amount”). From time to time, we may, however, accept investments of less than the Minimum Purchase Amount or increase or decrease the Minimum Purchase Amount. There is no aggregate minimum purchase amount of Notes we are seeking to offer. We have the right to reject any investment, in whole or in part, for any reason.

The following table summarizes the maturity, interest payment method, and interest rate of the Notes we are offering:

Maturity	Interest Payment Method	Interest Rate
3 Years	Cash Interest	9.00%
3 Years	Compound Interest	9.00%
5 Years	Cash Interest	10.00%
5 Years	Compound Interest	10.00%
7 Years	Cash Interest	11.00%
7 Years	Compound Interest	11.00%
11 Years	Cash Interest	12.00%
11 Years	Compound Interest	12.00%

In order to invest in Notes, you will be required to complete and execute a subscription agreement substantially in the form attached to these instructions (the “Subscription Agreement”). Upon review of the information that you provide in the Subscription Agreement, we will determine, in our sole discretion, whether to issue any Notes to you or whether you meet the criteria for investing in the Notes. If we determine that you are eligible to participate in the offering and to issue you Notes, then we will notify you of our acceptance of the Subscription Agreement and your related subscription payment. If we do not accept your request, your subscription payment will be returned to you. We caution you that the Notes may not be a suitable investment for you even if you do qualify to purchase Notes.

Once the Subscription Agreement and related subscription payment have been submitted to and accepted by us, you will not have the right to request the return of your subscription payment. We intend to hold closings on a weekly basis assuming there are funds to close. On each closing date, offering proceeds for that closing will be disbursed to us, and Notes will be issued to investors participating in that closing in registered form on the books and records of the Company. If we are dissolved or liquidated after the acceptance by us of the Subscription Agreement and your related subscription payment and prior to the next closing date, your subscription payment will be returned to you.

Instructions to Subscribers

Section 1:	Indicate investment amount for the Notes.

Section 2:	Select interest payment type.

Section 3:	Select scheduled maturity and related interest rate.

Section 4:	Indicate your method of payment. Please reference the table titled “Funding Options” below.

Section 5:	Indicate type of ownership.

Section 6:	Fill in all names, addresses, dates of birth, and Social Security or Tax ID numbers for all investors/trustees.

Section 7:	Select payment option.

Section 8:	Consent to the delivery of documents.

Section 9:

Read each of the acknowledgements and representations. Your signature in Section 10 indicates that you have read Section 9, in its entirety, and that we may rely on your affirmation that you understand and meet the acknowledgements and representations contained therein.

Section 10:	Execute the Subscription Agreement.

Non-Custodial Ownership

•	Accounts with more than one owner must have ALL PARTIES SIGN in Section 10.

•	Be sure to attach copies of all requested documents for Pension Plans, Trusts, or Corporate Partnerships required in Section 5.

Custodial Ownership

•	For new IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to the Subscription Agreement and forward to the custodian for processing.

•	For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN.

•	Have all documents signed by the appropriate officers as indicated in the applicable corporate resolution (which are also to be included).

Funding Options

Options Number	Funding Source	Funding Instructions
Method 1	Check	MAIL TO: Phoenix Energy One, LLC Attn: Investor Relations 4643 S Ulster Street, Suite 1510 Denver, Colorado 80237

Method 2	ACH *Preferred Method*	Complete Information on Page 3

Method 3	Wire	Amarillo National Bank ABA No.: Acct No.: Acct Name: Ref: [Investor Name] Address: 18575 Jamboree Rd, Suite 830, Irvine, California 92612

Phone: (303) 376-9778 | For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

(REMAINDER OF PAGE LEFT BLANK – SUBSCRIPTION AGREEMENT FOLLOWS)

SUBSCRIPTION AGREEMENT

1. Investment Amount (Select only one.)

☐	Initial Investment (minimum initial investment of $5,000 up to any multiple of $1,000)

☐	Additional Investments (minimum of $1,000 up to any multiple of $1,000)

Notes Investment Amount: $

If you are making your investment through a broker-dealer or registered investment advisor, please provide the following information related to such broker-dealer or registered investment advisor:

Name of firm, CRD/Branch Number:

Name of individual representative:

Phone#:

Email:

2. Interest Payment Method (Select only one.)

☐	Cash Interest Note

☐	Compound Interest Note

3. Maturity and Interest Rate of Notes (Select only one.)

☐	3 Years (Interest rate of 9.00%)

☐	5 Years (Interest rate of 10.00%)

☐	7 Years (Interest rate of 11.00%)

☐	11 Years (Interest rate of 12.00%)

4. Investment Instructions

☐ By Check – Checks should be made payable to “Phoenix Energy One, LLC”. Submit your check with your signed Subscription Agreement.

☐ By ACH (preferred method) – Complete your banking information below. By checking this box, I authorize the Company to pull the investment amount listed above on this Subscription Agreement from the account indicated below:

Name of Financial Institution:	Your Bank’s ABA Routing #:

Your Account #:	Name on Account or FBO:

Mailing Address:	City, State, Zip Code:
Account Type: ☐ Checking ☐ Savings

Please attach a pre-printed, voided check or account statement. The withdrawal services above cannot be established without a pre-printed, voided check or account statement. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration.

☐	By Wire Transfer – Forward this Subscription Agreement to the address listed above. Wiring instructions are as set forth on in the instructions to this Subscription Agreement.

☐	Custodial Accounts – Forward this Subscription Agreement directly to the custodian.

5. Type of Ownership (Select only one.)

Non-Custodial Ownership	Custodial Ownership

☐ Individual – One signature required.

☐ Joint Tenants with Rights of Survivorship – All parties must sign.

☐ Community Property – All parties must sign.

☐ Tenants in Common – All parties must sign.

☐ Uniform Gift to Minors Act – State of ________. Custodian signature required.

☐ Uniform Transfer to Minors Act – State of ________. Custodian signature required.

☐ Qualified Pension or Profit Sharing Plan – Include plan documents.

☐ Trust – Include title, signature, and “Powers of the Trustees” pages.

☐ Corporation – Include corporate resolution, articles of incorporation, and bylaws. Authorized signature(s) required.

☐ Partnership – Include partnership agreement. Authorized signature(s) required.

☐ Other (Specify) – Include title and signature pages.

☐ Traditional IRA – Owner and custodian signatures required.

☐ Roth IRA – Owner and custodian signatures required.

☐ Simplified Employee Pension/Trust (SEP) – Owner and custodian signatures required.

☐ KEOGH – Owner and custodian signatures required.

☐ Other – __________ Owner and custodian signatures required.

Custodian Information (To be completed by custodian.)

Name of Custodian:

Mailing Address:

City, State, Zip Code:

Custodian Tax ID #:

Custodian Account #:

Custodian Phone #:

6. Investor Information* (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: (Please print name(s) to whom Notes are to be registered.)

First, Middle, Last Name:	Social Security #:

Street Address:	City, State, Zip Code:

Daytime Phone #:	Date of Birth:

Citizenship (If Not a U.S. Citizen, Specify Country):	Email Address:

Joint Owner: (If applicable.)

First, Middle, Last Name:	Social Security #:

Street Address:	City, State, Zip Code:

Daytime Phone #:	Date of Birth:

Citizenship (If Not a U.S. Citizen, Specify Country):	Email Address:

Trust: (Exactly as registered with the IRS.)

Name of Trust:	Tax ID #: Date of Trust:

Name(s) of Trustee(s)*:	Name(s) of Beneficial Owner(s)*:

Beneficial Owner(s) Street Address:	City, State, Zip Code:

Social Security #:	Date of Birth:

Occupation:	Email Address:

Corporation/Partnership/Other: (Exactly as registered with the IRS.)

Name of Entity:	Tax ID #: Date of Entity Formation:

Name(s) of Officer(s), General Partner or Authorized:	Additional Name of Authorized Person (if any):

Legal Street Address:	City, State, Zip Code:

*	If there is more than one trustee or beneficial owner, we will require documents for the requested information for each additional trustee and/or beneficial owner.

7. Payment Options for Non-Qualified Accounts (Select only one.)

☐	I choose to have payments of interest and principal mailed to me at the address listed in Section 6.

☐	I choose to have payments of interest and principal mailed to me at the following address: ______________________________________________________________________.

☐

I choose to have payments of interest and principal deposited in a checking, savings, or brokerage account. I authorize the Company or its agent to deposit my payment to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution:	Your Bank’s ABA Routing #:
Your Account #:	Name on Account or FBO:
Mailing Address:	City, State, Zip Code:
Account Type: ☐ Checking ☐ Savings ☐ Brokerage

Please attach a pre-printed, voided check. The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Date
Signature of Individual/Trustee/Beneficial Owner

Printed Name
Date
Signature of Joint Owner/Co-Trustee

Printed Name

8. Delivery of Documents

You hereby acknowledge that we will not be obligated to deliver directly to you, as a holder of Notes, any quarterly reports, annual reports, or any other reports, information, or documents it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Such reports, information, and documents filed with the SEC via the EDGAR system (or any successor system) will be deemed to be delivered to the Trustee at the time of such filing via EDGAR (or any successor system). We will not be required to notify you of any such filing. You should read all reports, information, and documents we file from time to time with the SEC.

☐ In lieu of receiving documents, notices, or other information by mail, including as required under the Indenture and the Notes, I authorize the Company to send me such documents, notices, or information electronically, including via email, and to notify me via email when such documents, notices, or information are available. Any investor who elects this option must provide an email address below. Please carefully read the following representations before consenting to receive documents electronically. If you check this box, you represent the following:

(a)

I acknowledge that access to the Internet, email, and the World Wide Web is required in order to access documents electronically. I may receive by email notification the availability of a document in electronic format. The notification email will contain the document or provide a web address (or hyperlink) where the document can be found. If the attachment is not contained in the email itself, by entering this address into my web browser, I can view, download, and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b)

I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (“PDF”). The Adobe Reader software is required to view documents in PDF. The reader software is available free of charge from Adobe’s website at www.adobe.com. The Adobe Reader software must be correctly installed on my system before I will be able to view documents in PDF. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to Noteholder communications.

(c)	I acknowledge that I may receive at no cost from the Company a paper copy of any documents delivered electronically by contacting the Company.

(d)

I understand that if the email notification is returned to the Company as “undeliverable,” a letter will be mailed to me with instructions on how to update my email address to begin receiving communications via electronic delivery. I further understand that, if the Company is unable to obtain a valid email address for me, the Company will resume sending a paper copy of its filings by U.S. mail to my address of record.

(e)	I understand that my consent may be updated, including any updates in email address to which documents are delivered, at any time by contacting the Company.

Email Address:

9. Investor Acknowledgements and Representations

(a)

I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and, to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full.

(b)

I agree that my rights and responsibilities relative to my ownership of the Notes will be governed by the terms of (1) the Indenture and (2) the Notes issued to me. To the extent ant provision of this Subscription Agreement conflicts with the terms of the Indenture or the Notes, the terms of the Indenture or Notes, as applicable, shall apply.

(c)

I have received, read, and fully understand the Prospectus, including the section titled “Plan of Distribution—Financial Suitability Requirements.” I am basing my decision to invest solely on the information contained in the Prospectus. I have relied only on the information contained in the Prospectus and have not relied on any representations made by any other person.

(d)

I have (i) a gross income of at least $70,000 and a liquid net worth of $70,000 or (ii) a liquid net worth of at least $250,000. I am also a resident of one of the states listed in the section of the Prospectus titled “Plan of Distribution—Financial Suitability Requirements,” and I meet the criteria for investment in such state, including as described in such section.

(e)	I am purchasing the Notes for my own account.

(f)

I have such knowledge of, and experience in, financial and business matters as to be capable of (1) evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Notes and (2) protecting my interests in connection with that investment. I acknowledge that an investment in the Notes involves a high degree of risk and have read the “Risk Factors” section of the Prospectus.

(g)

I understand that the Notes are, and will remain, illiquid. I have reviewed my financial condition and commitments, and discussed those matters with advisors to the extent that I consider necessary. Based on that review, I am satisfied that (1) I have adequate means of providing for my financial needs without selling, transferring, or otherwise disposing of any the Notes and (2) I am capable of bearing the economic risk of (i) investing in the Notes for an indefinite period of time and (ii) the possible loss of all or part of my investment in the Notes.

(h)

I represent that neither myself nor any parent entity, subsidiary, affiliate, owner, equityholder, partner, indemnitor, or guarantor of mine, or any agent or other person or entity acting on my behalf: (1) is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities (collectively, “Sanctions”); or (2) located, organized, or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria.

(i)

I represent that I am conducting and have conducted, and any parent entity, subsidiary, affiliate, owner, equityholder, partner, indemnitor, or guarantor of mine, or any agent or other person or entity acting on my behalf, is conducting and has conducted our respective operations at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where such person or any of its subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines issued, administered, or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving such person or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(j)

I represent that either (1) I am not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under other U.S. or non-U.S. federal, state, local, or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each of clauses (i), (ii), and (iii), a “Plan”), or using the assets of a Plan to acquire or hold the Notes, or any interest therein, or (2) my purchase and holding of the Notes, or any interest therein, does not, and will not, constitute a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a similar violation under any applicable Similar Laws. I understand that the Company and its affiliates are not acting, and will not act, as a fiduciary to any Plan with respect to the decision to purchase or hold the Notes, and are not undertaking to provide impartial investment advice or give advice in a fiduciary capacity with respect to the decision to purchase or hold the Notes.

(k)

I understand that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings set out in this Subscription Agreement in order to determine my suitability to acquire the Notes.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant.

10. Investor Signatures

Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and expedite business transactions. The Electronic Signatures in Global and National Commerce Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Subscription Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on www.rocxplatform.com. You and the Company each hereby consent and agree that electronically signing this Subscription Agreement constitutes your signature, acceptance, and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature, and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement. You consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations, and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery, or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including, but not limited to, such communications being diverted to the recipient’s spam filters by the recipient’s email service provider, due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including, but not limited to, postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you and, if you desire physical documents, then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically, including your copy of this signed Subscription Agreement, as well as ongoing disclosures, communications, and notices.

11. Miscellaneous Provisions

(a)

The representations, warranties, and agreements of the undersigned and the Company made in this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and the delivery of the Notes.

(b)

This Subscription Agreement and all disputes or controversies arising out of or relating to this Subscription Agreement, or the transactions contemplated hereby, shall be governed by the internal laws of the State of New York.

(c)

EACH OF THE PARTIES TO THIS SUBSCRIPTION AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)

This Subscription Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Subscription Agreement by telecopier, facsimile, or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Subscription Agreement or any document to be signed in connection with this Subscription Agreement shall be deemed to include electronic signatures, deliveries, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(e)

In case any provision in this Subscription Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)

As between the Company and you, as an investor, this Subscription Agreement, in conjunction with the Indenture and the Notes, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter hereof and thereof, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors, and permitted assigns.

[Signature Pages Follow]

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Date
Signature of Individual/Trustee/Beneficial Owner

Printed Name
Date
Signature of Joint Owner/Co-trustee

Printed Name

FIRM ACKNOWLEDGEMENT:

Date
Signature – Firm Principal

Printed Name
Date
Signature – Authorized Representative

Printed Name

SUBSCRIPTION ACCEPTED:

PHOENIX ENERGY ONE, LLC, a Delaware limited liability company

By:
Name: Lindsey Wilson
Its: Chief Business Officer
Dated: